UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2025

ANEBULO PHARMACEUTICALS, INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40388	85-1170950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anebulo Pharmaceuticals, Inc. 1017 Ranch Road 620 South, Suite 107 Lakeway, TX	78734
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 598-0931

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0.001 par value per share	ANEB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2025, at the Anebulo Pharmaceuticals, Inc. (the “Company”) 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), the Company’s stockholders approved an amendment (the “Amendment”) to the Anebulo Pharmaceuticals, Inc. 2020 Incentive Compensation Plan (the “Incentive Plan”) to increase the number of shares of Common Stock available for awards under the Incentive Plan by 2,500,000 shares from 3,650,000 shares to 6,150,000 shares. A summary of the material terms of the Incentive Plan is incorporated herein by reference from pages 22-29 of the Company’s proxy statement for the 2025 Annual Meeting, as filed with the SEC on March 6, 2025 (the “Proxy Statement”). The Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s 2025 Annual Meeting of Stockholders held on April 4, 2025, the stockholders were asked to consider and vote on six proposals, each of which is listed below and described in more detail in the Company’s Proxy Statement. With respect to each proposal, holders of the Company’s Common Stock were entitled to cast one vote per share of Common Stock held as of the close of business on the record date of February 14, 2025. On the record date there were 41,084,731 shares of the Company’s Common Stock issued and outstanding and entitled to vote at the 2025 Annual Meeting.

The following are the final results of voting on each of the proposals presented at the 2025 Annual Meeting:

Proposal No. 1: Declassification Charter Amendment

The stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to provide for the declassification of the Company’s Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,314,986	1,924	18	278,561

Proposal No. 2: Election of Class I Directors.

The stockholders elected each of Joseph F. Lawler, Richard Anthony Cunningham, and Aron R. English to serve on the Board the terms of each, along with all other directors, will end at the annual meeting of stockholders of the Company that is held after the filing of the Declassification Charter Amendment (the “Initial Declassified Annual Meeting”), and commencing with the Initial Declassified Annual Meeting, all directors will stand for election at the Initial Declassified Annual Meeting for one-year terms.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph F. Lawler	28,260,498	56,430	278,561
Richard Anthony Cunningham	28,273,918	43,010	278,561
Aron R. English	28,271,019	45,909	278,561

Proposal No. 3: Share Increase Amendment to the Certificate of Incorporation

The stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance under the Certificate of Incorporation from 50,000,000 shares to 75,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,579,452	15,734	303	—

Proposal No. 4: Amendment to the Anebulo Pharmaceuticals, Inc. 2020 Stock Incentive Plan

The stockholders approved the Amendment to the Incentive Plan to increase the number of shares of Common Stock available for award under the Incentive Plan by 2,500,000 shares from 3,650,000 shares to 6,150,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,024,046	284,075	8,807	278,561

Proposal No. 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,582,177	13,008	304	—

Proposal No. 6: Removal of certain voting and transfer restrictions placed on 10,101,010 shares held by 22NW Fund, LP pursuant to a lock-up agreement.

The stockholders approved the removal of certain voting and transfer restrictions placed on 10,101,010 shares held by 22NW Fund, LP pursuant to a lock-up agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,313,081	3,829	18	278,561

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to the Anebulo Pharmaceuticals, Inc. 2020 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

Date: April 4, 2025	By:	/s/ Richard Anthony Cunningham
Richard Anthony Cunningham
Chief Executive Officer (Principal Executive Officer)